Exhibit 10bb.

CONSENT TO AMENDMENT OF

DEFERRED COMPENSATION PLAN FOR DIRECTORS AND EXECUTIVES

This Consent to Amendment of Deferred Compensation Plan for Directors and Executives is entered into by the undersigned participants in the Deferred Compensation Plan for Directors and Executives (the “Plan”) of Northwest Natural Gas Company (the “Company”) on February 28, 2008.

On February 28, 2008, the Board of Directors of the Company approved amendments to the Plan (the “Amendments”) reflected on the attached marked copy of the Plan. Before the Amendments, the Plan permitted Plan participants to elect to have deferrals of shares of Company Common Stock issuable under the Long Term Incentive Plan (“LTIP”) credited to either Cash Accounts or Company Stock Accounts under the Plan. The Amendments eliminate the choice to credit such deferred shares to Cash Accounts, and therefore require that all deferrals of shares under the LTIP be credited to Company Stock Accounts under the Plan. The undersigned Plan participants have previously elected to defer all or a portion of the shares that may be issued to them under outstanding LTIP awards on or about March 1, 2009, and to have the value of those deferred shares credited to their Cash Accounts under the Plan. The effect of the Amendments is that their previous elections to credit deferred shares to Cash Accounts will be disregarded, and the shares they elected to defer will instead be credited to Company Stock Accounts.

Although the Plan permits the Board of Directors to adopt the Amendments without the consent of Plan participants, because the Amendments may be viewed as adversely affecting Plan participants who had previously elected to have deferred shares credited to Cash Accounts under the Plan, the Company has requested that those Plan participants consent to the Amendments.

The undersigned Plan participants hereby consent to the Amendments.

/s/ Mark S. Dodson
Mark S. Dodson

/s/ Lea Anne Doolittle
Lea Anne Doolittle

/s/ Gregg S. Kantor
Gregg S. Kantor

/s/ David A. Weber
David A. Weber

/s/ J. Keith White
J. Keith White